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                                                                     EXHIBIT 3.1
                                                                          PAGE 1

                                State of Delaware

                        Office of the Secretary of State

                              --------------------


            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "SHAMAN PHARMACEUTICALS, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF JUNE, A.D. 1997, AT 11:30 O'CLOCK A.M.
            A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEMS FOR RECORDING.



                                          EDWARD J. FREEL
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

                          [SEAL]          AUTHENTICATION:   8510128

                                          DATE:  06-13-97


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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                         OF SHAMAN PHARMACEUTICALS, INC.
                             a Delaware Corporation



         SHAMAN PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of this corporation is Shaman Pharmaceuticals, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 21, 1992.

         2. The Amended and Restated Certificate of Incorporation has been duly adopted by its Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The text of the Restated Certificate of Incorporation is hereby restated to read in its entirety as follows:


                                    ARTICLE I

         The name of this corporation is Shaman Pharmaceuticals, Inc.


                                   ARTICLE II

         The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under General Corporation Law of Delaware.



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                                   ARTICLE IV

         A. Classes of Stock. The corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock ("Common") and Preferred Stock ("Preferred"). The total number of shares of Preferred the corporation shall have authority to issue is 1,000,000 with a par value of $0.001 per share, and the total number of shares of Common the corporation shall have authority to issue is 40,000,000 with a par value of $0.001 per share.

         B. Rights, Preferences and Restrictions of Preferred. The Preferred authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any authorized series of Preferred, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which may be granted to the holders of the Preferred or series thereof in Certificates of Designation or in the corporation's Certificate of Incorporation, as amended and restated from time to time, and requirements and restrictions of applicable law ("Protective Provisions"), the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C. Common Stock.

         Section 1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         Section 2. Redemption. The Common is not redeemable.

         Section 3. Voting Rights. The holder of each share of Common shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with this Amended and Restated Certificate of Incorporation and the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.



                                       2.
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         Section 4. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common.


                                    ARTICLE V

         Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the corporation.


                                   ARTICLE VI

         The number of directors of the corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

         The Board of Directors shall be and is divided into two classes, Class I and Class II. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the second annual meeting following the annual meeting at which such director was elected; provided however, that the directors first elected to Class I, which class shall initially consist of three (3) directors, shall serve for a term ending on the annual meeting next following the end of fiscal year 1993 and the directors first elected to Class II, which class shall initially consist of four (4) directors, shall serve for a term ending on the second annual meeting next following the end of fiscal year 1994. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

         At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

         Notwithstanding the rule that the two classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the two classes shall be as nearly equal in number of directors as possible, be allocated to one of two classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.



                                       3.
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                                   ARTICLE VII

         Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.


                                  ARTICLE VIII

         Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.


                                   ARTICLE IX

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                    ARTICLE X

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.



                                       4.
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         IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed by the President and the Secretary of the corporation this 30th day of May, 1997.

                                     SHAMAN PHARMACEUTICALS, INC.



                                     By /s/ LISA A. CONTE
                                        -----------------------------
                                     Lisa A. Conte, President


ATTEST:


 /s/ J. STEPHAN DOLEZALEK
-----------------------------------
J. Stephan Dolezalek, Secretary